                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                  ___________

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of
Earliest Event Reported):  July 16, 1997


                          ANSAN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                       94-3171943
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                             Identification no.)

400 Oyster Point Boulevard, Suite 435, South San Francisco, CA    94080
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        (Address of principal executive offices)                (Zip Code)



Registrant's telephone no., including area code:  (415) 635-0200
                                                  --------------


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS
         ------------
Ansan Pharmaceuticals, Inc. ("Ansan") has entered into an Agreement and Plan of Reorganization and Merger with Discovery Laboratories, Inc., a privately-held development stage biotechnology company, ("Discovery") pursuant to which Discovery will be merged with and into Ansan (the "Merger"). The parties also entered into a Stock Purchase Agreement pursuant to which Discovery has purchased shares of a new class of convertible preferred stock of Ansan for aggregate cash consideration of $1,300,000, representing a common stock equivalent price of approximately $1.40 per share. In connection with these transactions, Ansan has entered into a Sublicense Agreement with Titan Pharmaceuticals, Inc. ("Titan") Ansan's principal stockholder, pursuant to which Titan will receive an exclusive worldwide sublicense to certain butyrate compounds for certain indications in exchange for Titan's payment of a 2% royalty on net sales and Titan's transfer to Ansan of all of its equity holdings in Ansan. The sublicense includes the anti-cancer agent Privarex, currently in Phase I testing for solid tumors. The Sublicense Agreement is subject to consummation of the Merger.

The closing of the Merger, which is expected to occur in November 1997, is subject to customary closing conditions, including approval by the stockholders of Ansan and Discovery. If the Merger is completed, it is anticipated that the shareholders of Discovery will be issued securities representing approximately 90% of the outstanding stock of the combined entity. In connection with the Merger, Ansan will seek stockholder approval to effect a reverse stock split. In the event the Merger is not completed, the preferred stock held by Discovery may, under certain circumstances, be convertible into shares of common stock representing 51% of Ansan's outstanding shares and Discovery has the right to terminate the Merger Agreement if Ansan's securities are delisted from the Nasdaq Stock Market prior to consummation of the Merger. In such circumstances, Ansan would have the right to redeem the preferred shares for $1,300,000, plus a redemption premium of $13,000 per month.

     Assuming the equity investment by Discovery had occurred as of June 30, 1997, set forth below is preliminiary pro forma Balance Sheet Data for Ansan as of June 30, 1997.

                                     ANSAN
                   PRELIMINARY PRO FORMA BALANCE SHEET DATA

            June 30, 1997
            -------------

Working Capital         2,660,976

Total Assets            3,118,205

Capital Surplus         1,748,832


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

ITEM 7.   EXHIBITS
          --------

2.1 Agreement and Plan of Reorganization and Merger between Ansan Pharmaceuticals, Inc. and Discovery Laboratories, Inc. dated July 16, 1997. ("Merger Agreement")

2.2 Certificate of Designation of Series B Convertible Preferred Stock of Ansan Pharmaceuticals, Inc. to be filed with the Delaware Secretary of State in connection with the merger. (Exhibit A to Merger Agreement)

2.3 Certificate of Merger between Ansan Pharmaceuticals, Inc. and Discovery Laboratories, Inc. (Exhibit B to Merger Agreement)

2.4 Preferred Stock Purchase Agreement dated as of July 16, 1997 by and between Ansan Pharmaceuticals, Inc. and Discovery Laboratories, Inc. ("Stock Purchase Agreement")

3.1 Certificate of Designation of Series A Convertible Preferred Stock of Ansan Pharmaceuticals, Inc. filed with the Delaware Secretary of State on July 16, 1997. (Exhibit B to Stock Purchase Agreement)


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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              ANSAN PHARMACEUTICALS, INC.



Date:  July 16, 1997          By:       /s/ Vaughan Shalson
                                 ------------------------------------
                                 Vaughan Shalson, President and Chief
                                 Executive Officer

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

                                 EXHIBIT INDEX


Exhibit
  No.        Exhibit
-------      -------
 2.1         Agreement and Plan of Reorganization and Merger between Ansan
             Pharmaceuticals, Inc. and Discovery Laboratories, Inc. dated July
             16, 1997.

 2.2 Certificate of Designation of Series B Convertible Preferred Stock of Ansan Pharmaceuticals, Inc. to be filed with the Delaware
             Secretary of State in connection with the merger.

 2.3         Certificate of Merger between Ansan Pharmaceuticals, Inc. and
             Discovery Laboratories, Inc.

 2.4 Preferred Stock Purchase Agreement dated as of July 16, 1997 by and between Ansan Pharmaceuticals, Inc. and Discovery Laboratories,
             Inc.

 3.1 Certificate of Designation of Series A Convertible Preferred Stock of Ansan Pharmaceuticals, Inc. filed with the Delaware Secretary of State on July 16, 1997.


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